Exhibit 14.1
CODE of ETHICS
for
SENIOR FINANCIAL OFFICERS

GENERAL PURPOSE
To affirm that the honesty, integrity and sound judgment of the Senior Financial Officers of our general partner, MPLX GP LLC (the “General Partner”), are essential to the proper functioning and success of the Partnership.

POLICY STATEMENT

To the best of their knowledge and ability, the Senior Financial Officers shall:

a)	act with honesty and integrity, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

b)
provide full, fair, accurate, timely, and understandable disclosure in reports and documents that the Partnership files with, or submits to, the Securities and Exchange Commission (the “Commission”) and in other public communications made by the Partnership;

c)	comply with applicable laws, governmental rules and regulations, including insider trading laws;

d)
promote the prompt internal reporting of potential violations or other concerns related to this Code of Ethics to the Chair of the Audit Committee of the General Partner’s Board of Directors and to the appropriate person or persons identified in the Code of Business Conduct, and encourage employees to talk to supervisors, managers or other appropriate personnel when in doubt about the best course of action in a particular situation;

e)
avoid (i) taking personal advantage of opportunities that are discovered through the use of Partnership property, information or position; (ii) using Partnership property, information, or position for personal gain; and (iii) competing with the Partnership;

f)	respect the confidentiality of information acquired in the course of performing their responsibilities;

g)	endeavor to deal fairly with the Partnership’s customers, suppliers, competitors and employees;

h)	protect the Partnership’s assets and ensure the efficient use of those assets for legitimate business purposes;

i)	maintain the skills necessary and relevant to the Partnership’s needs;

j)
promote, as appropriate, contact with the Office of Business Integrity and Compliance or the Chair of the Audit Committee of the General Partner’s Board of Directors for any issues concerning improper accounting or financial reporting of the Partnership without fear of retaliation; and

k)	proactively promote ethical and honest behavior within the General Partner and the Partnership.

POLICY APPLICATION
This Code of Ethics shall apply to the General Partner’s Senior Financial Officers. As used in this Code, “Senior Financial Officers” means the General Partner’s Chief Executive Officer, Executive Vice President and Chief Financial Officer, Senior Vice President and Chief Accounting Officer, Vice President and Treasurer and other persons performing similar functions, and persons designated as Senior Financial Officers by the General Partner’s Chairman and Chief Executive Officer or by the Audit Committee of the General Partner’s Board of Directors.

All Senior Financial Officers are expected to adhere to both the Code of Business Conduct and this Code of Ethics for Senior Financial Officers. Any violation of this Code of Ethics by a Senior Financial Officer will subject such individual to appropriate discipline, up to and including dismissal and prosecution under the law. The General Partner’s Board of Directors shall have the sole and absolute discretionary authority to approve any deviation or waiver from this Code of Ethics for Senior Financial Officers. Any change in or waiver from, and the grounds for such change or waiver of, this Code of Ethics for Senior Financial Officers shall be promptly disclosed through a filing with the Commission on Form 8-K.

POLICY ADMINISTRATION

The administration of this Policy is the responsibility of the General Partner’s Vice President, Corporate Secretary and Chief Compliance Officer.

POLICY REVIEW

This Policy shall be reviewed at least once every five years, or more frequently as stipulated by the approver, or when a significant change occurs, including any change in law, that impacts the content or substance of this Policy.

POLICY EXCEPTIONS

Exceptions may be granted by the General Partner’s Board of Directors.

REFERENCES

None